Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated July 14, 2022, with respect to our audits of the consolidated financial statements of Senmiao Technology Limited for the years ended March 31, 2022 and 2021, which report appears in the Prospectus, and part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

May 22, 2023